SunTrust

Business Account Signature Card

Account Title
EMERGING MARKETS HOLDING INC
ESCROW ACCOUNT

Region 031
Account Number 1000044217015

Type of Organization Corporation

Verification/Tax Identification No. 223917571

Authorized Signature(s)

Signature 1	Name/Title RAMON ROSALES / PRESIDENT
Signature 2	Name/Title SERGUEI MELNIK / SECRETARY/TREASURER
Signature 3	Name/Title
Signature 4	Name/Title
Signature 5	Name/Title
Signature 6	Name/Title

Date Opened	12/16/2005	Date Revised		Reason	
Center	2157580	Officer Number	019903	ID	SERGUEI MELNIK
Work Phone	(407) 620-1063	By	LINDA L. SCALISH		
New	X	Replacement	☐	Change	☐

SunTrust Bank ("Bank")

It is agreed that all transactions between the Bank and the entity listed in the above Account Title ("Depositor") shall be governed by the rules and regulations for this account and the above signed as the authorized agent(s) of the Depositor hereby acknowledge(s) receipt of such rules and regulations and the funds availability policy. The Depositor also acknowledges the funds availability policy has been explained.

Certification - Under penalties of perjury, I, as authorized agent of the Depositor certify that:

1) 223917571 ***is the correct taxpayer identification number for the Depositor (or the Depositor is waiting for a number to be issued)***, and

2) The Depositor is not subject to backup withholding because: (a) the Depositor is exempt from backup withholding, or (b) the Depositor has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Depositor that it is no longer subject to backup withholding, and

3) The depositor is a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if the depositor has been notified by the IRS that the depositor is currently subject to backup withholding because the depositor has failed to report all interest and dividends on the depositor's tax return.

Signature of U.S. Person

Date 12/16/05